Exhibit 99.1

Contacts:

Media	Investor Relations
Scott Sayres	Mark Macaluso
(480) 257-5921	(973) 455-2222
scott.sayres@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL DELIVERS EARNINGS PER SHARE OF $1.75

AND SALES OF $10.1 BILLION

•	Reported Sales Up 3%; Organic Sales Up 5% Driven by Strength in the Aerospace Aftermarket, Performance Materials and Technologies, and Intelligrated

•	Operating Income Margin Expansion of 220 bps, Segment Margin Expansion of 120 bps

•	Funded Approximately $120 Million in Restructuring and Other Projects

•	Year-To-Date Operating Cash Flow Up 10% and Free Cash Flow[1] Up 18%; Third-Quarter Free Cash Flow Conversion of ~90%

MORRIS PLAINS, N.J., October 20, 2017 -- Honeywell (NYSE: HON) today announced financial results for the third quarter of 2017.

“Honeywell delivered another quarter of high-quality financial results, with organic growth of five percent, segment margin expansion of 120 basis points, and earnings per share of $1.75, up 16 percent2 year-over-year,” said Darius Adamczyk, President and Chief Executive Officer of Honeywell. “This was a standout quarter for us when it comes to organic growth. Our Aerospace aftermarket business grew more than seven percent, our warehouse automation business continued to grow at a double-digit pace, and there was broad strength across Performance Materials and Technologies, led by 25 percent organic sales growth in UOP. We also saw good momentum in orders and backlog, with double-digit backlog growth in UOP, Intelligrated, Defense, and Honeywell Building Solutions, positioning us for future growth.

“The investments we have made in people, capital expenditures, research and development, and M&A are delivering outstanding growth for our shareowners,” Adamczyk said. “Also, we continue to improve the cost structure of our businesses through ongoing restructuring actions, and in the third quarter, we dedicated approximately $120 million to new projects.

“Last week, we announced our intention to spin our Homes and Global Distribution business and our Transportation Systems business into two independent public companies by the end of next year. The spun businesses will benefit from being able to make independent investment decisions that will better position them for growth and value creation for decades to come. After completion of the spins, Honeywell will have a more focused and growth-oriented portfolio that benefits from cross-Honeywell synergies. These actions will position the company to deliver sustained financial outperformance,”

1 Cash Flow From Operations Less Capital Expenditures

2 Earnings per share variance excludes 2016 divestitures and additional 3Q17 restructuring funding enabled by a lower than planned effective tax rate, normalized for tax at 26 percent

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Honeywell Q3’17 Results - 2

Adamczyk continued. “Honeywell is well positioned in both the short and long term, and we anticipate a strong finish to 2017.”

Honeywell also reaffirmed its full-year earnings-per-share guidance of $7.05 to $7.10, up nine to 10 percent year-over-year, excluding divestitures, any pension mark-to-market adjustments, and 2016 debt refinancing charges. Earlier this month, the company raised the low end of the range by five cents.

Honeywell will discuss the results during its investor conference call today starting at 9:30 a.m. Eastern Daylight Time.

Third Quarter Performance

Honeywell sales for the third quarter were up five percent on an organic basis and up three percent on a reported basis. The difference between reported and organic sales relates to the 2016 spin-off of the former Resins and Chemicals business in Performance Materials and Technologies and the 2016 divestiture of the Aerospace government services business, partially offset by the acquisition of Intelligrated in Safety and Productivity Solutions and the impact of foreign currency translation. The third-quarter financial results can be found in Tables 1 and 2, below.

Aerospace sales for the third quarter were up four percent on an organic basis driven by growth in Commercial Aftermarket and lower year-over-year customer incentives, strength in U.S. defense, and continued recovery in commercial vehicles in Transportation Systems. Segment margin expanded 290 bps to 21.3 percent, primarily driven by the lower customer incentives, productivity net of inflation, and the favorable impact of the 2016 divestiture of the government services.

Home and Building Technologies sales for the third quarter were up two percent on an organic basis driven by Smart Energy program roll-outs, air and water product sales in China, and continued growth in the Distribution business. Segment margin expanded 10 bps to 16.4 percent, driven by restructuring benefits, productivity net of inflation, and commercial excellence, partially offset by the unfavorable impact of higher sales from lower margin products and investments for growth, including research and development.

Performance Materials and Technologies sales for the third quarter were up 10 percent on an organic basis driven by strong growth in every business, including 25 percent growth in UOP driven by robust catalyst, licensing, equipment, and gas processing volumes; continued demand for Solstice® low-global-warming products in Advanced Materials; and short-cycle demand within Honeywell Process Solutions. Segment margin expanded 170 bps to 23.3 percent, primarily driven by commercial excellence, productivity net of inflation, and the favorable impact from the spin-off of the former Resins and Chemicals business.

Safety and Productivity Solutions sales for the third quarter were up 3 percent on an organic basis driven by increased demand for industrial safety products, voice-enabled workflow solutions and Movilizer software, and double-digit organic sales growth at Intelligrated, a leading provider of warehouse automation solutions, which Honeywell acquired in 2016. Segment margin expanded 40 bps to 15.1 percent, primarily driven by productivity net of inflation, partially offset by acquisition amortization and integration costs. Excluding the impact of acquisitions, segment margin expanded 190 bps.

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Honeywell Q3’17 Results - 3

To participate on the conference call, please dial (866) 548-4713 (domestic) or (719) 457-1036 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s third quarter 2017 earnings call or provide the conference code HON3Q17. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 1:30 p.m. EDT, October 20, until 1:30 p.m. EDT, October 27, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 1952662.

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Honeywell Q3’17 Results - 4

TABLE 1: SUMMARY OF FINANCIAL RESULTS – TOTAL HONEYWELL

	3Q 2016	3Q 2017	Change
Sales	9,804	10,121	3%
Organic			5%
Segment Margin	17.5%	18.7%	120 bps
Operating Income Margin	15.6%	17.8%	220 bps
Earnings Per Share
Reported	$1.60	$1.75	9%
Ex-Divestitures & Additional 3Q17 Restructuring, Normalized for Tax	$1.51	$1.75	16%
Cash Flow From Operations	1,554	1,407	(9%)
Free Cash Flow[3]	1,280	1,195	(7%)

TABLE 2: SUMMARY OF FINANCIAL RESULTS – SEGMENTS

AEROSPACE	3Q 2016	3Q 2017	Change
Sales	3,601	3,657	2%
Organic			4%
Segment Profit	663	780	18%
Segment Margin	18.4%	21.3%	290 bps

HOME AND BUILDING TECHNOLOGIES
Sales	2,701	2,790	3%
Organic			2%
Segment Profit	441	458	4%
Segment Margin	16.3%	16.4%	10 bps

PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,329	2,260	(3%)
Organic			10%
Segment Profit	503	526	5%
Segment Margin	21.6%	23.3%	170 bps

SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,173	1,414	21%
Organic			3%
Segment Profit	172	213	24%
Segment Margin	14.7%	15.1%	40 bps
Ex-M&A			190 bps

[3]	Cash Flow From Operations Less Capital Expenditures

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Honeywell Q3’17 Results - 5

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed separations. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

# # #

Honeywell Q3’17 Results - 6

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Product sales	$8,052	$7,744	$23,671	$23,398
Service sales	2,069	2,060	6,020	5,919
Net sales	10,121	9,804	29,691	29,317

Costs, expenses and other
Cost of products sold (A)	5,648	5,594	16,545	16,545
Cost of services sold (A)	1,225	1,309	3,534	3,726
	6,873	6,903	20,079	20,271
Selling, general and administrative expenses (A)	1,447	1,367	4,177	3,976
Other (income) expense	(63)	(180)	(85)	(197)
Interest and other financial charges	81	82	235	252
	8,338	8,172	24,406	24,302

Income before taxes	1,783	1,632	5,285	5,015
Tax expense	418	384	1,188	1,214

Net income	1,365	1,248	4,097	3,801

Less: Net income attributable to the noncontrolling interest	17	8	31	26

Net income attributable to Honeywell	$1,348	$1,240	$4,066	$3,775

Earnings per share of common stock - basic	$1.77	$1.62	$5.33	$4.93

Earnings per share of common stock - assuming dilution	$1.75	$1.60	$5.26	$4.86

Weighted average number of shares outstanding - basic	762.2	763.7	763.1	765.0

Weighted average number of shares outstanding - assuming dilution	771.4	774.4	773.1	776.3

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q3’17 Results - 7

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales	2017	2016	2017	2016

Aerospace	$3,657	$3,601	$10,877	$11,085

Home and Building Technologies	2,790	2,701	8,079	7,854

Performance Materials and Technologies	2,260	2,329	6,568	7,044

Safety and Productivity Solutions	1,414	1,173	4,167	3,334

Total	$10,121	$9,804	$29,691	$29,317

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Profit	2017	2016	2017	2016

Aerospace	$780	$663	$2,395	$2,252

Home and Building Technologies	458	441	1,267	1,213

Performance Materials and Technologies	526	503	1,521	1,484

Safety and Productivity Solutions	213	172	621	495

Corporate	(82)	(59)	(210)	(157)

Total segment profit	1,895	1,720	5,594	5,287

Other income (expense) (A)	49	169	54	174
Interest and other financial charges	(81)	(82)	(235)	(252)
Stock compensation expense (B)	(39)	(49)	(133)	(145)
Pension ongoing income (expense) (B)	183	146	546	447
Other postretirement income (expense) (B)	6	7	16	24
Repositioning and other charges (B)	(230)	(279)	(557)	(520)

Income before taxes	$1,783	$1,632	$5,285	$5,015

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Honeywell Q3’17 Results - 8

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$7,389	$7,843
Short-term investments	2,781	1,520
Accounts receivable - net	8,587	8,177
Inventories	4,751	4,366
Other current assets	1,136	1,152
Total current assets	24,644	23,058

Investments and long-term receivables	643	587
Property, plant and equipment - net	5,757	5,793
Goodwill	18,268	17,707
Other intangible assets - net	4,587	4,634
Insurance recoveries for asbestos related liabilities	411	417
Deferred income taxes	264	347
Other assets	2,194	1,603

Total assets	$56,768	$54,146

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$6,061	$5,690
Commercial paper and other short-term borrowings	3,932	3,366
Current maturities of long-term debt	1,398	227
Accrued liabilities	6,834	7,048
Total current liabilities	18,225	16,331

Long-term debt	11,453	12,182
Deferred income taxes	300	486
Postretirement benefit obligations other than pensions	530	473
Asbestos related liabilities	1,004	1,014
Other liabilities	4,025	4,110
Redeemable noncontrolling interest	3	3
Shareowners’ equity	21,228	19,547

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$56,768	$54,146

Honeywell Q3’17 Results - 9

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$1,365	$1,248	$4,097	$3,801
Less: Net income attributable to the noncontrolling interest	17	8	31	26
Net income attributable to Honeywell	1,348	1,240	4,066	3,775
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	180	182	534	546
Amortization	105	78	298	227
(Gain) loss on sale of non-strategic businesses and assets	-	(176)	-	(176)
Repositioning and other charges	230	302	583	567
Net payments for repositioning and other charges	(130)	(154)	(394)	(420)
Pension and other postretirement income	(189)	(153)	(562)	(471)
Pension and other postretirement benefit payments	(24)	(29)	(71)	(110)
Stock compensation expense	39	49	133	145
Deferred income taxes	16	(36)	(76)	146
Other	(30)	(8)	(38)	(33)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(132)	(135)	(408)	(492)
Inventories	(102)	(21)	(400)	(233)
Other current assets	16	138	13	-
Accounts payable	90	(18)	404	(18)
Accrued liabilities	(10)	295	(288)	3
Net cash provided by operating activities	1,407	1,554	3,794	3,456

Cash flows from investing activities:
Expenditures for property, plant and equipment	(212)	(274)	(613)	(749)
Proceeds from disposals of property, plant and equipment	21	3	46	4
Increase in investments	(1,820)	(1,262)	(4,149)	(3,083)
Decrease in investments	952	873	2,793	2,658
Cash paid for acquisitions, net of cash acquired	(57)	(1,484)	(72)	(2,568)
Proceeds from sales of businesses, net of fees paid	-	304	-	304
Other	(83)	106	(196)	158
Net cash used for investing activities	(1,199)	(1,734)	(2,191)	(3,276)

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	3,772	5,455	8,808	16,149
Payments of commercial paper and other short-term borrowings	(3,773)	(3,656)	(8,608)	(16,574)
Proceeds from issuance of common stock	87	143	463	386
Proceeds from issuance of long-term debt	23	37	39	4,510
Payments of long-term debt	(39)	(8)	(69)	(478)
Repurchases of common stock	(343)	(233)	(1,335)	(1,866)
Cash dividends paid	(505)	(453)	(1,554)	(1,410)
Payments to purchase the noncontrolling interest	-	-	-	(238)
AdvanSix pre-separation funding	-	269	-	269
AdvanSix pre-spin borrowing	-	38	-	38
AdvanSix cash at spin-off	-	(38)	-	(38)
Other	(26)	(25)	(131)	(40)
Net cash (used for) provided by financing activities	(804)	1,529	(2,387)	708

Effect of foreign exchange rate changes on cash and cash equivalents	108	37	330	88
Net (decrease) increase in cash and cash equivalents	(488)	1,386	(454)	976
Cash and cash equivalents at beginning of period	7,877	5,045	7,843	5,455
Cash and cash equivalents at end of period	$7,389	$6,431	$7,389	$6,431

Honeywell Q3’17 Results - 10

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Cash provided by operating activities	$1,407	$1,554	$3,794	$3,456
Expenditures for property, plant and equipment	(212)	(274)	(613)	(749)

Free cash flow	$1,195	$1,280	$3,181	$2,707

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q3’17 Results - 11

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow and Calculation of Free Cash Flow Conversion

(Dollars in millions)

Three Months Ended September 30,
2017

Cash provided by operating activities	$1,407
Expenditures for property, plant and equipment	(212)
Free cash flow	$1,195

Cash provided by operating activities	$1,407
÷ Net income attributable to Honeywell	$1,348
Operating cash flow conversion	104%

Free cash flow	$1,195
÷ Net income attributable to Honeywell	$1,348
Free cash flow conversion %	89%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We define free cash flow conversion as free cash flow divided by net income attributable to Honeywell.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q3’17 Results - 12

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,
	2017	2016

Segment Profit	$1,895	$1,720

Stock compensation expense (A)	(39)	(49)
Repositioning and other (B, C)	(244)	(290)
Pension ongoing income (A)	183	146
Other postretirement income (A)	6	7
Operating Income	$1,801	$1,534

Segment Profit	$1,895	$1,720
÷ Sales	10,121	9,804
Segment Profit Margin %	18.7%	17.5%

Operating Income	$1,801	$1,534
÷ Sales	10,121	9,804
Operating Income Margin %	17.8%	15.6%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(C) Included in cost of products and services sold, selling, general and administrative expenses, and other income/expense.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q3’17 Results - 13

Honeywell International Inc.

Calculation of Segment Profit Margin Excluding Mergers and Acqusitions (Unaudited)

(Dollars in millions)

Three Months Ended September 30, 2017
Safety and Productivity Solutions
Segment Profit excluding mergers and acquisitions	$202
÷ Sales excluding mergers and acquisitions	$1,219
Segment Profit Margin excluding mergers and acquisitions %	16.6%

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q3’17 Results - 14

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended
September 30,
2017
Honeywell
Reported sales % change	3%
Less: Foreign currency translation	1%
Less: Acquisitions and divestitures, net	(3)%
Organic sales % change	5%

Aerospace
Reported sales % change	2%
Less: Foreign currency translation	1%
Less: Acquisitions and divestitures, net	(3)%
Organic sales % change	4%

Home and Building Technologies
Reported sales % change	3%
Less: Foreign currency translation	1%
Less: Acquisitions and divestitures, net	-
Organic sales % change	2%

Performance Materials and Technologies
Reported sales % change	(3)%
Less: Foreign currency translation	1%
Less: Acquisitions and divestitures, net	(14)%
Organic sales % change	10%

Safety and Productivity Solutions
Reported sales % change	21%
Less: Foreign currency translation	1%
Less: Acquisitions and divestitures, net	17%
Organic sales % change	3%

We believe organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q3’17 Results - 15

Honeywell International Inc.

Calculation of Earnings Per Share at 26% Tax Rate Excluding 3Q17 Additional Restructuring and 2016 Divestitures (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	September 30,
	2017	2016

Income before taxes	$1,783	$1,632

Taxes at 26	464	424

Net income at 26% tax rate	$1,319	$1,208

Less: Net income attributable to the noncontrolling interest	17	8

Net income attributable to Honeywell at 26% tax rate	$1,302	$1,200

Weighted average number of shares outstanding - assuming dilution	771.4	774.4

Earnings per share at 26% tax rate	$1.69	$1.55
Less: Earnings per share impact attributable to 2016 divestitures (1)	-	0.04
Less: Earnings per share attributable to additional restructuring (2)	(0.06)	-
Earnings per share of common stock - assuming dilution, at 26% tax rate, excluding additional restructuring and 2016 divestitures	$1.75	$1.51

Earnings per share of common stock - assuming dilution	$1.75	$1.60
Less: Earnings per share impact of normalizing to 26% tax rate	0.06	0.05
Less: Earnings per share impact attributable to 2016 divestitures (1)	-	0.04
Less: Earnings per share attributable to additional restructuring (2)	(0.06)
Earnings per share of common stock - assuming dilution, at 26% tax rate, excluding additional restructuring and 2016 divestitures	$1.75	$1.51

(1) Earnings per share attributable to 2016 divestitures utilizes weighted average shares of 774.4 million and a blended tax rate of 32.9% for the three months ended September 30, 2016.

(2) The Company has and continues to have an ongoing level of restructuring activities, for which there is a planned amount of restructuring-related charges. For the three months ended September 30, 2017, the Company funded approximately $60 million of additional restructuring enabled by a lower than expected effective tax rate for the period. We believe that the exclusion of this additional restructuring provides a more comparable measure of year-on-year results. Earnings per share attributable to additional restructuring uses a tax rate of 26% for three months ended September 30, 2017.

We believe earnings per share adjusted to normalize for the expected effective tax rate of 26% for the most recently completed fiscal quarter (as presented in prior guidance for such quarter) and to exclude the 2016 divestitures is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q3’17 Results - 16

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Expense, Debt Refinancing Expense and Earnings Attributable to 2016 Divestitures (Unaudited)

	Twelve Months Ended
	December 31,
	2017E (1)	2016 (2)

Earnings per share of common stock - assuming dilution (EPS)	TBD	$6.20

Pension mark-to-market expense	TBD	0.28
Debt refinancing expense	-	0.12

EPS, excluding pension mark-to-market expense and debt refinancing expense	$7.05 - $7.10	6.60

Earnings attributable to 2016 divestitures	-	(0.14)

EPS, excluding pension mark-to-market expense, debt refinancing expense and earnings attributable to 2016 divestitures	$7.05 - $7.10	$6.46

(1) Utilizes weighted average shares of approximately 772 million and an expected effective tax rate of approximately 22%.

(2) Utilizes weighted average shares of 775.3 million. Pension mark-to-market expense uses a blended tax rate of 21.3%. Debt refinancing expense uses a tax rate of 26.5%. Earnings attributable to 2016 divestitures use a blended tax rate of 33.9%.

We believe EPS, excluding pension mark-to-market expense, debt refinancing expense and earnings attributable to 2016 divestitures is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense in this reconciliation. Management is not currently forecasting an impact to earnings per share arising from a debt refinancing or divestiture transaction. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.